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EXHIBIT 23.2

The Baker-Meekins Company, Inc.
1404 Front Avenue
Lutherville, Maryland 21093

March 26, 2009

Mr. Brian M. Posner
Chief Financial Officer
Power Medical Interventions, Inc.
2021 Cabot Boulevard
Langhorne, Pennsylvania 19047

Re:
Valuation Appraisal of Power Medical Interventions, Inc. (the "Company")

Dear Mr. Posner:

        We hereby consent to the incorporation by reference in this registration statement on Form S-8, and all amendments thereto, pertaining to the Company's 2000 Stock Option Plan, 2004 Stock Incentive Plan, 2004 Stock Incentive Plan and 2004 Stock Incentive Plan (the "Form S-8"), of the quotation of or references to our valuation reports and to our firm, copies of which have been provided to us prior to the date hereof, which appear in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2009 (the "Form 10-K"). By giving such consent, Baker-Meekins Company, Inc. does not thereby admit that it comes within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated there under.

Sincerely,
The Baker-Meekins Company, Inc.
By:	/s/ William Ross Adams

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  EXHIBIT 23.2
The Baker-Meekins Company, Inc. 1404 Front Avenue Lutherville, Maryland 21093